SUBSIDIARIES OF COHOES BANCORP, INC.



                                 PERCENTAGE OWNED         STATE OF
NAME                                BY COMPANY         INCORPORATION
----                                ----------         -------------
Cohoes Savings Bank                    100%               New York
CSB Financial Services, Inc.           100%               New York
CSB Funding, Inc.                      100%               New York
CSB Services Agency, Inc.              100%               New York